Exhibit 10.31

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) to the Employment Agreement between FAVRILLE, INC., a Delaware corporation (the “Company”), and                                                    (“Executive”) dated as of                                              (the “Agreement”) is entered into effective as of                                              (the “Amendment Date”).  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Agreement.

WHEREAS, the Company and Executive wish to amend the Agreement for purposes of compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

Section 4.4(c)(i) of the Agreement is hereby amended and restated to read in its entirety as follows:

“i.            The equivalent of 1/12 of Executive’s annual base salary in effect at the time of termination, less standard deductions and withholdings, to be paid each month over a period of nine months after the date of termination (the “Severance Period”), pursuant to the Company’s standard payroll practices, with each such payment being treated as a separate “payment” for purposes of Code Section 409A and Treasury Regulation Sections 1.409A-1(b)(4) and 1.409A-2(b)(2)(iii).  Notwithstanding the foregoing, such payments shall be made in a manner that complies with the requirements of Code Section 409A, which may include, without limitation, deferring such payments for six (6) months after Executive’s termination of employment;”

Except as specifically amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

FAVRILLE, INC.	EXECUTIVE:

By:
Executive
Name:

Its: